EXHIBIT 99.1

Emerald Oil Reports Fourth Quarter and Year End 2014 Financial and Operational Results

DENVER, CO – March 10, 2015 --- Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) today announced financial and operational results for the quarter and year ended December 31, 2014.

Highlights

•	Increased fourth quarter production to 377,250 BOE, an average of approximately 4,101 BOEPD, an increase of 7% compared to the third quarter of 2014 and 71% compared to the fourth quarter of 2013;
•	Increased annual production to 1,295,230 BOE, an average of 3,549 BOEPD, an increase of 110% compared to 2013;
•	Increased total proved reserves to 26.3 MMBOE, an increase of 99% compared to 2013;
•	Increased oil and natural gas sales to $101.2 million in 2014, an increase of 87% compared to 2013;
•	Adjusted EBITDA of $15.0 million or $0.23 per share (basic) for the fourth quarter of 2014 and $56.8 million or $0.85 per share (basic) for 2014, and;
•	Adjusted Net Income attributable to common shareholders of $2.0 million or $0.03 per share (basic) for the fourth quarter of 2014 and $16.8 million or $0.25 per share (basic) for the year 2014.

McAndrew Rudisill, Emerald’s Chief Executive Officer, stated, “2014 was a year of tremendous reserve and production growth at Emerald Oil. We reacted swiftly in the fourth quarter of 2014 to falling oil prices and cut capital spending quickly to put Emerald in a strong financial position if oil prices remain low. We have made great strides in streamlining the efficiency of our entire Bakken production base through the diligent efforts of our operations team. We are seeing the benefits of our rod pump installation across Low Rider with increased enterprise run time and lower operating costs. On the drilling and completion side of the business we’ve seen meaningful declines in our costs to develop new oil wells and we are in a position to reaccelerate production growth if the oil market permits. We feel comfortable managing the current oil price environment for a prolonged period with our low cost balance sheet and substantial liquidity.”

2014 Production

For 2014, Emerald’s total production volumes on a BOE basis increased 110% as compared to 2013. Production increased due to the addition of 24.19 net productive operated Bakken/Three Forks wells in 2014. During 2014, Emerald realized an $84.01 average price per Bbl of oil (including settled derivatives) compared to an $87.16 average price per Bbl of oil during 2013. For detailed well performance data see Emerald’s corporate presentation (available on its website, www.emeraldoil.com).

	Year Ended December 31,
	2014	2013
Sales Volume (Total)
Oil (Bbls)	1,238,807	580,797
Gas (Mcf)	338,536	211,608
Sales volumes (Boe)	1,295,230	616,065

Average Daily Sales
Oil (Bbls)	3,394	1,591
Gas (Mcf)	927	580
Sales volumes (Boe)	3,549	1,688

Average Sales Prices
Oil, Net of Settled Derivatives (Bbls)	$84.01	$87.16
Gas (Mcf)	7.79	6.48
Barrel of Oil Equivalent with Settled Derivatives (Boe)	$82.39	$84.40

2014 Year End Reserves

As of December 31, 2014, Emerald had total proved reserves of approximately 26.3 MMBoe, all of which were located in the Williston Basin. Emerald’s proved reserves increased approximately 99% during 2014 primarily as a result of our successful operated well program. The proved reserves total had a pre-tax PV10% value of $535.1 million.

	As of December 31,
	2014	2013
Proved Developed Oil Reserves (MBbls)	13,194.1	5,881.0
Proved Undeveloped Oil Reserves (MBbls)	9,632.1	5,764.6
Total Proved Oil Reserves (MBbls)	22,826.3	11,575.6
Proved Developed Gas Reserves (MMcf)	11,670.5	5,770.6
Proved Undeveloped Gas Reserves (MMcf)	9,399.4	4,231.6
Total Proved Gas Reserves (MMcf)	21,069.9	10,002.2
Total Proved Oil Equivalents (MBoe)	26,337.9	13,242.8
Present Value of Estimated Future Net Revenues Before Income Taxes, Discounted at 10% (In thousands)	$535,086.6	$237,422.2

Financial Results

Revenues from sales of oil and natural gas for the quarter ended December 31, 2014 were $22.1 million compared to $17.9 million for the same period in 2013. Revenues, not considering the effect of derivatives, for the year ended December 31, 2014 were $101.2 million compared to $54.0 million for the same period in 2013. The increase is primarily due to higher production as a result of the Company’s well completions and its acquisition of certain properties throughout its core operating areas.

Lease operating expenses for the quarter ended December 31, 2014 were $5.1 million compared to $3.8 million for the same period in 2013. On a per unit basis, lease operating expenses decreased from $17.20 per BOE in 4Q2013 to $13.50 per BOE in 4Q2014. Emerald also incurred non-recurring workover expenses for the quarter ended December 31, 2014 of $2.0 million, or $5.28 per BOE. The workover expense was associated with the completion of rod pump installation throughout the entirety of Emerald’s producing acreage position.

Production taxes for the quarter ended December 31, 2014 were $2.4 million compared to $2.1 million for the same period in 2013. On a per unit basis, production taxes decreased from $9.39 per BOE in 4Q2013 to $6.30 per BOE in 4Q2014.

General and administrative expenses (“G&A”), excluding share based compensation, for the quarter ended December 31, 2014 were $1.6 million compared to $6.6 million for the same period in 2013. On a per unit basis, G&A decreased from $29.88 per BOE in 4Q2013 to $4.28 per BOE in 4Q2014. Share-based compensation expenses totaled $1.9 million in 4Q2014 compared to $6.4 million 4Q2013.

Depreciation, depletion and amortization expenses (“DD&A”) for the quarter ended December 31, 2014 were $10.7 million compared to $6.1 million for the same period in 2013. On a per unit basis, DD&A increased from $27.50 per BOE in the fourth quarter of 2013 to $28.43 per BOE in the fourth quarter of 2014. Emerald recognized a $66.4 million non-cash impairment expense for the quarter ended December 31, 2014 due primarily to the substantial declines in commodity prices.

Adjusted EBITDA was $15.0 million for the quarter ended December 31, 2014, as compared to $5.0 million for the same period in 2013. For the year ended December 31, 2014, Adjusted EBITDA was $56.8 million, as compared to $20.2 million for 2013. Adjusted Net Income was $2.0 million for the quarter ended December 31, 2014 as compared to a loss of $1.1 million in the same period in 2013. For the year ended December 31, 2014, Adjusted Net Income was $16.8 million, as compared to $2.4 million for 2013. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. For additional information please refer to the reconciliation of this measure at the end of this news release.

Conference Call

Emerald will host a conference call on Wednesday, March 11, 2015 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter and year end.

Emerald Oil, Inc. 4Q and Year End 2014 Financial and Operational Results Conference Call
Date:	Wednesday, March 11, 2015
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Wednesday, March 18, 2015
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

EMERALD OIL, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31,

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$12,389,230	$144,255,438
Restricted Cash	—	15,000,512
Accounts Receivable – Oil and Natural Gas Sales	7,203,455	8,715,821
Accounts Receivable – Joint Interest Partners	31,842,464	31,523,204
Other Receivables	980,317	577,409
Prepaid Expenses and Other Current Assets	289,061	206,299
Fair Value of Commodity Derivatives	5,044,125	—
Total Current Assets	57,748,652	200,278,683
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at cost:
Proved Oil and Natural Gas Properties	593,472,170	211,015,067
Unproved Oil and Natural Gas Properties	166,708,263	57,015,315
Equipment and Facilities	6,086,896	1,837,744
Other Property and Equipment	2,583,372	890,811
Total Property and Equipment	768,850,701	270,758,937
Less – Accumulated Depreciation, Depletion and Amortization	(149,703,417)	(48,176,522)
Total Property and Equipment, Net	619,147,284	222,582,415
Restricted Cash	4,000,000	6,000,000
Fair Value of Commodity Derivatives	—	68,396
Debt Issuance Costs, Net of Amortization	5,779,125	475,157
Deposits on Acquisitions	140,173	125,368
Deferred Tax Asset, Net	1,813,796	—
Other Non-Current Assets	430,846	357,644
Total Assets	$689,059,876	$429,887,663
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$120,136,903	$63,168,422
Fair Value of Commodity Derivatives	—	921,401
Accrued Expenses	11,267,831	11,821,729
Advances from Joint Interest Partners	2,577,247	2,205,538
Deferred Tax Liability, Net	1,813,796	—
Total Current Liabilities	135,795,777	78,117,090
LONG-TERM LIABILITIES
Revolving Credit Facility	75,000,000	—
Convertible Senior Notes	151,500,000	—
Asset Retirement Obligations	2,671,975	692,137
Warrant Liability	2,199,000	15,703,000
Other Non-Current Liabilities	—	56,327
Total Liabilities	367,166,752	94,568,554

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 issued and outstanding at December 31, 2014 and December 31, 2013. Liquidation preference value of $5,115 as of December 31, 2014 and December 31, 2013.	5,000	5,000

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 77,828,613 and 65,840,370 Shares Issued and Outstanding, respectively	77,828	65,840
Additional Paid-In Capital	455,008,596	416,301,344
Accumulated Deficit	(133,198,300)	(81,053,075)
Total Stockholders’ Equity	321,888,124	335,314,109
Total Liabilities and Stockholders’ Equity	$689,059,876	$429,887,663

EMERALD OIL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013	2012
REVENUES
Oil Sales	$98,532,131	$52,609,790	$27,264,526
Natural Gas Sales	2,636,460	1,371,250	865,459
Net Gain (Losses) on Commodity Derivatives	11,439,240	(2,656,535)	(215,439)
Total Revenues	112,607,831	51,324,505	27,914,546
OPERATING EXPENSES
Production Expenses	20,559,423	8,520,414	2,727,133
Production Taxes	11,010,300	5,702,521	2,955,015
General and Administrative Expenses	25,186,682	30,507,114	12,903,845
Depletion of Oil and Natural Gas Properties	34,798,218	17,310,059	12,770,718
Impairment of Oil and Natural Gas Properties	66,430,000	—	61,900,692
Depreciation and Amortization	389,551	144,492	53,818
Accretion of Discount on Asset Retirement Obligations	104,803	32,449	14,988
Acquisition Costs	409,712	—	—
Early Rig Termination Expense	4,286,906	—	—
Gain on Sale of Oil and Natural Gas Properties	—	(7,371,804)	—
Total Operating Expenses	163,175,595	54,845,245	93,326,209

LOSS FROM OPERATIONS	(50,567,764)	(3,520,740)	(65,411,663)

OTHER INCOME (EXPENSE)
Interest Expense	(4,675,475)	(287,934)	(2,614,240)
Warrant Revaluation Gain (Expense)	13,504,000	(7,077,000)	—
Debt Conversion Expense	(10,438,080)	—	—
Gain on Acquisition of Business, Net	—	—	5,758,048
Other Income (Expense)	32,094	2,779	(28,244)
Total Other Income (Expense), Net	(1,577,461)	(7,362,155)	3,115,564

LOSS BEFORE INCOME TAXES	(52,145,225)	(10,882,895)	(62,296,099)

INCOME TAX PROVISION	—	—	—

NET LOSS	(52,145,225)	(10,882,895)	(62,296,099)
Less: Preferred Stock Dividends and Deemed Dividends	—	(20,279,197)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(52,145,225)	$(31,162,092)	$(62,296,099)

Net Loss Per Common Share – Basic and Diluted	$(0.78)	$(0.75)	$(4.91)

Weighted Average Shares Outstanding – Basic and Diluted	66,772,458	41,383,277	12,699,544

EMERALD OIL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(52,145,225)	$(10,882,895)	$(62,296,099)
Adjustments to Reconcile Net Loss to Net Cash Provided By (Used For) Operating Activities:
Depletion of Oil and Natural Gas Properties	34,798,218	17,310,059	12,770,718
Impairment of Oil and Natural Gas Properties	66,430,000	—	61,900,692
Depreciation and Amortization	389,551	144,492	53,818
Amortization of Debt Issuance Costs	1,711,171	127,857	1,929,561
Accretion of Discount on Asset Retirement Obligations	104,803	32,449	14,988
Net (Gains) Losses on Commodity Derivatives	(11,439,240)	2,656,535	215,439
Net Cash Settlements Received (Paid) on Commodity Derivatives	5,542,110	(1,984,778)	(34,191)
Gain on Sale of Oil and Natural Gas Properties, Net	—	(7,371,804)	—
Gain on Acquisition of Business	—	—	(7,213,835)
Warrant Revaluation Expense (Gain)	(13,504,000)	7,077,000	—
Share-Based Compensation Expense	11,459,431	12,885,209	7,318,690
Debt Conversion Expense	10,438,080	—	—
Changes in Assets and Liabilities:
(Increase) Decrease in Trade Receivables – Oil and Natural Gas Revenues	1,512,366	(200,956)	(5,267,453)
Increase in Accounts Receivable – Joint Interest Partners	(319,260)	(27,464,913)	(4,058,291)
(Increase) Decrease in Other Receivables	(402,908)	556,440	(1,133,849)
Increase in Prepaid Expenses and Other Current Assets	(82,762)	(103,126)	(54,843)
Increase in Other Non-Current Assets	(73,201)	(96,869)	(100,100)
Increase in Accounts Payable	9,152,337	2,831,342	30,123
Increase (Decrease) in Accrued Expenses	(7,055,970)	8,412,533	214,399
Increase (Decrease) in Other Non-Current Liabilities	(56,327)	56,327	—
Increases in Advances from Joint Interest Partners	371,709	2,205,538	—
Net Cash Provided By Operating Activities	56,830,883	6,190,440	4,289,767
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(1,692,561)	(505,788)	(172,785)
Restricted Cash Released	17,000,512	—	—
Restricted Cash Received	—	(21,000,512)	—
Payments of Restricted Cash	(2,648,721)	—	—
Increase in Deposits for Acquisitions	(14,805)	(125,368)	—
Use of (Payments for) Prepaid Drilling Costs	—	100,193	(67,030)
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	36,155,859	129,432,743	—
Investment in Oil and Natural Gas Properties	(478,068,380)	(182,901,806)	(66,212,818)
Net Cash Used For Investing Activities	(429,268,096)	(75,000,538)	(66,452,633)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the Issuance of Convertible Notes, Net of Transactions Costs	166,893,211	—	—
Proceeds from Issuance of Common Stock, Net of Transaction Costs	—	238,354,687	72,167,012
Proceeds from Issuance of Preferred Stock, Net of Transaction Costs	—	47,183,994	—
Payments on Preferred Stock	—	(50,000,000)	—
Advances on Revolving Credit Facility and Term Loan	110,000,000	—	56,530,730
Payments on Revolving Credit Facility	(35,000,000)	(23,500,000)	(33,030,730)
Payments of Senior Secured Promissory Notes	—	—	(15,000,000)
Payment of Assumed Liabilities	—	—	(20,303,903)
Cash Paid for Finance Costs	(24,605)	(333,333)	(1,935,131)
Preferred Stock Dividends and Deemed Dividends	—	(8,832,191)	—
Cash Paid for Debt Issuance Costs	(1,408,351)	—	—
Proceeds from Exercise of Stock Options and Warrants	110,750	—	—
Net Cash Provided by Financing Activities	240,571,005	202,873,157	58,427,978
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(131,866,208)	134,063,059	(3,734,888)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	144,255,438	10,192,379	13,927,267
CASH AND CASH EQUIVALENTS – END OF PERIOD	$12,389,230	$144,255,438	$10,192,379
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$2,121,184	$255,776	$1,154,943
Cash Paid During the Period for Income Taxes	$—	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Included in Account Payable	$107,957,324	$60,141,180	$38,973,137
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$2,273,656	$1,193,960	$582,040
Accretion on Preferred Stock Issuance Discount	$—	$8,626,000	$—
Accretion of Preferred Stock Issuance Costs	$—	$2,816,000	$—
Asset Retirement Obligation Costs and Liabilities	$1,966,907	$676,240	$164,967
Asset Retirement Obligations Associated With Properties Sold	$19,317	$312,625	$—
Asset Retirement Obligations Settled through P&A	$72,556	$—	$—
Common Stock Issued for Oil and Natural Gas Properties	$—	$6,736,935	$—
Debt Extinguished in Conversion of Convertible Notes	$21,000,000	$—	$—
Purchases through Issuance of Common Stock or Assumption of Liabilities:
Oil and Natural Gas Properties	$—	$—	$40,787,238
Other Property and Equipment	$—	$—	$36,000
Other Non-Current Assets	$—	$—	$75,000
Non-Cash Acquisition of Business Amounts:
Fair Market Value of Common Stock Issued	$—	$—	$13,380,501
Debt Assumed	$—	$—	$20,303,903

EMERALD OIL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance – December 31, 2011	8,264,062	$8,264	$87,007,758	$(7,874,081)	$79,141,941
Common Shares Issued as Compensation	910,296	910	3,837,212	—	3,838,122
Restricted Stock Grants	74,285	74	(74)	—	—
Restricted Stock Forfeited	(53,572)	(53)	53	—	—
Restricted Stock Grant Compensation	—	—	1,178,559	—	1,178,559
Compensation Related to Stock Option Grants	—	—	1,779,901	—	1,779,901
Director Fees Related to Stock Option Grants	—	—	1,104,147	—	1,104,147
Issuance of Common Shares for the Acquisition of Emerald Oil North America, Inc.	1,662,174	1,662	13,378,839	—	13,380,501
Net Proceeds from Equity Offering	13,877,555	13,878	72,153,134	—	72,167,012
Reverse Split Reconciliation Due to Fractional Shares	(157)	—	—	—	—
Net Loss	—	—	—	(62,296,099)	(62,296,099)
Balance – December 31, 2012	24,734,643	24,735	180,439,530	(70,170,180)	110,294,085
Common shares issued for oil and natural gas properties	1,165,015	1,165	6,735,770	—	6,736,935
Stock-based compensation	—	—	13,378,158	—	13,378,158
Restricted Stock Vesting, Net of Tax Withholding	1,012,260	1,012	(2,288,675)	—	(2,287,663)
Equity offering	38,928,452	38,928	238,315,759	—	238,354,687
Redemption of Preferred Stock and Accretion of Issuance Discount	—	—	(17,697,007)	—	(17,697,007)
Preferred Stock Dividends Paid	—	—	(2,582,191)	—	(2,582,191)
Net loss	—	—	—	(10,882,895)	(10,882,895)
Balance – December 31, 2013	65,840,370	65,840	416,301,344	(81,053,075)	335,314,109
Stock-based compensation	—	—	11,283,929	—	11,283,929
Restricted Stock Vesting, Net of Tax Withholding	—	—	(4,011,910)	—	(4,011,910)
Restricted Stock Grants	1,266,419	1,266	(1,266)	—	—
Common shares issued to extinguish convertible debt	10,721,824	10,722	31,427,358	—	31,438,080
Transaction costs related to prior year offering	—	—	33,746	—	33,746
Stock option exercise	—	—	(24,605)	—	(24,605)
Net loss	—	—	—	(52,145,225)	(52,145,225)
Balance – December 31, 2014	77,828,613	$77,828	$455,008,596	$(133,198,300)	$321,888,124

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, net gain on acquisition of business, net gain on sale of oil and natural gas properties, net gain (loss) from mark-to-market on commodity derivatives, less cash settlements received (paid) and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating its fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
	2014	2013	2012
Net loss	$(52,145,225)	$(10,882,895)	$(62,296,099)
Less: Preferred stock dividends and deemed dividends	—	(20,279,197)	—
Net loss attributable to common stockholders	(52,145,225)	(31,162,092)	(62,296,099)
Add: Impairment of oil and natural gas properties	66,430,000	—	61,900,692
Interest expense	4,675,475	287,934	2,614,240
Accretion of discount on asset retirement obligations	104,803	32,449	14,988
Depletion, depreciation and amortization	35,187,769	17,454,551	12,824,536
Stock-based compensation	11,459,431	12,885,236	7,318,690
Warrant revaluation expense (gain)	(13,504,000)	7,077,000	—
Preferred stock dividends	—	2,582,191	—
Preferred stock redemption premium	—	6,250,000	—
Accretion of preferred stock issuance discount	—	11,447,006	—
Debt conversion expense	10,438,080	—	—
Net (gains) losses on commodity derivatives	(11,439,240)	2,656,535	215,439
Gain on sale of oil and natural gas properties, net	—	(7,371,804)	—
Gain on acquisition of business, net	—	—	(5,758,048)
Net cash settlements received (paid) on commodity derivatives	5,542,110	(1,984,778)	(34,191)
Adjusted EBITDA	$56,749,203	$20,154,228	$16,800,247

In addition to reporting net income as defined under GAAP, Emerald also presents net earnings before the effect of any unrealized gain from mark-to-market on commodity derivatives, mark-to-market on Emerald’s warrant liability (“adjusted income”), and share based compensation expense, which is a non-GAAP performance measure. Adjusted income consists of net earnings after adjustment for those items described in the table below. Adjusted income does not represent, and should not be considered an alternative to GAAP measurements, such as net income, and Emerald’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Emerald believes the measure is useful in evaluating Emerald’s fundamental core operating performance. The Company also believes that adjusted income is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Emerald’s management uses adjusted income to manage Emerald’s business, including in preparing Emerald’s annual operating budget and financial projections. Emerald’s management does not view adjusted income in isolation and also uses other measurements, such as net income and revenues to measure operating performance. The following table provides a reconciliation of net income, to adjusted income for the period presented:

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Net income	$(62,203,162)	(52,145,225)
Net gains on commodity derivatives	(7,716,460)	(11,439,240)
Net cash settlements paid on commodity derivatives	8,317,701	5,542,110
Warrant revaluation income	(15,255,000)	(13,504,000)
Stock based compensation expense	1,962,387	11,459,431
Impairment of oil and natural gas properties	66,430,000	66,430,000
Debt conversion expense	10,438,080	10,438,080
Adjusted income	$1,974,546	$16,781,156

Adjusted income per share – basic	$0.03	$0.25

Weighted average shares outstanding – basic	68,070,494	66,772,458

Corporate Contact:

Emerald Oil, Inc.

Mitch Ayer

Vice President of Finance & Investor Relations

(303) 595-5600

info@emeraldoil.com

www.emeraldoil.com